                                                 THC HOMECARE (CONSOLIDATED)
                                                                  BALANCE
SHEET
                                                                      OCT. 31,
1997


ASSETS

CURRENT ASSETS:
        Cash                                               1,170,616.84
        Trade Accounts Receivable                         0.00
        Reserve for Bad Debt                                   0.00
        Inventories (Net)                                          0.00
        Curr Portion Note Receivable                      0.00
        Prepaid Expense                                           0.00

           Total Current Assets
1,170,616.84

RENTAL EQUIPMENT (NET)                                                    0.00

PROPERTY AND EQUIPMENT (NET)                                      0.00

NOTE RECEIVABLE, less curr por
0.00

DEPOSITS
             0.00

INTERCOMPANY
    0.00

TOTAL ASSETS
1,170,616.84


                                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Current Portion L/T Debt              377,179.11
       Curr Portn L/T Debt Rel Prty          57,244.16
       Accounts Payable                       2,745,142.63
       Accrued Liabilities                        254,576.28

          Total Current Liabilities
3,434,142.18

LONG - TERM DEBT, Net of Current                              817,818.13

LONG-TERM DEBT RELATED PARTY                        131,463.21
OTHER LIABILITIES
49,050.00

STOCKHOLDER'S EQUITY:
     Common
Stock                                                                 4,047.40
     Additional Paid-In Capital
1,830,225.38
     Common Stock Warrants/Optns                                   668,104.40
     Accumulated Deficit
(5,764,233.86)

     Total Stockholder's Equity
(3,261,856.68)

TOTAL LIABILITIES & S/H EQUITY                         1,170,616.84